EMMET, MARVIN & MARTIN, LLP
                           120 BROADWAY
                     NEW YORK, NEW YORK 10271




                          March 10, 2005

The Bank of New York,
  as Trustee of FT 954
101 Barclay Street
New York, New York 10286

     Re:                      FT 954

Ladies and Gentlemen:

     We are acting as counsel for The Bank of New York ("The Bank of New York") in connection with the execution and delivery of a Trust Agreement (the "Trust Agreement") dated today's date (which Trust Agreement incorporates by reference certain Standard Terms and Conditions of Trust dated December 9, 2003, and the same are collectively referred to herein as the "Indenture") among First Trust Portfolios, L.P., as Depositor (the "Depositor"), First Trust Advisors L.P., as Evaluator, First Trust Advisors L.P., as Portfolio Supervisor, and The Bank of New York, as Trustee (the "Trustee"), establishing the unit investment trust or trusts included in FT 954 (each, a "Trust"), and the confirmation by The Bank of New York, as Trustee under the Indenture, that it has registered on the registration books of the Trust the ownership by the Depositor of a number of units constituting the entire interest in the Trust (such aggregate units being herein called "Units"), each of which represents an undivided interest in the respective Trust which consist of the securities listed in the Schedule to the Trust Agreement (including, confirmations of contracts for the purchase of certain securities not delivered and cash, cash equivalents or an irrevocable letter of credit or a combination thereof, in the amount required for such purchase upon the receipt of such securities), herein referred to as the "Securities".

     We have examined the Indenture, a specimen of the certificates to be issued thereunder (the "Certificates"), the Closing Memorandum dated today's date, and such other documents as we have deemed necessary in order to render this opinion. Based on the foregoing, we are of the opinion that:

               1. The Bank of New York is a corporation duly organized and existing under the laws of the State of New
     York with the powers of a trust  company  under the  Banking
     Law of the State of New York.

               2. The Trust Agreement is in proper form for execution by you, as Trustee, and has been duly executed and delivered by you, as Trustee, and, assuming due execution and delivery by the other parties thereto, constitutes the valid and legally binding obligation of The Bank of New York.

               3.  The   Certificates  are  in  proper  form  for
     execution and delivery by The Bank of New York, as Trustee.

               4.  The  Bank  of  New  York,   as  Trustee,   has
     registered on the registration books of the Trust the ownership of the Units by the Depositor. Upon receipt of confirmation of the effectiveness of the registration statement for the sale of the Units filed with the Securities and Exchange Commission under the Securities Act of 1933, the Trustee may cause the Units to be transferred on the registration books of the Trust to, and registered in, such other names, and in such denominations, as the Depositor may order, and may deliver, unless the Trust Agreement provides that the Units will be uncertificated, Certificates evidencing such ownership.

     In rendering the foregoing opinion we have not considered, among other things, the merchantability of the Securities, whether the Securities have been duly authorized and delivered or the tax status of the Securities under any federal, state or local laws.

      We are members of the New York Bar only and do not hold ourselves out as experts on, nor do we express any opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. This opinion is for your benefit and may not be disclosed to or relied upon by any other person without our prior written consent.

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement relating to the Units and to the use of our name and the reference to our firm in the Registration Statement and in the Prospectus.

                                 Very truly yours,




                                 EMMET, MARVIN & MARTIN, LLP